Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

Company Delivers Double-Digit Revenue Growth of 11.8% and

Profitability Expansion of 150 Basis Points

SAN DIEGO, CA – April 26, 2016 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Revenue increased 11.8% to $215.1 million, or 12.3% on a constant currency basis;

•	Non-GAAP operating profit margin up 150 basis points to 14.1%; GAAP operating profit margin of 5.7%;

•	Non-GAAP diluted earnings per share of $0.31; GAAP diluted loss per share of $0.18;

•	Free cash flow generation of $39.1 million;

•	Completed acquisitions of Ellipse Technologies and Mega Surgical; and

•	Enhanced capital structure with convertible notes issuance.

Gregory T. Lucier, Chairman and Chief Executive Officer of NuVasive, said, “NuVasive is off to a strong start to 2016 as we continue to drive innovation, growth and profitability. Our revenue performance was driven by the fifth consecutive quarter of increasing growth for our U.S. spinal hardware business which reached double-digits during the quarter, improved international growth as our targeted re-acceleration plans take hold, and the benefit of our newly acquired MAGEC® and PRECICE® technologies. At the same time, we delivered an impressive operating profit margin expansion of 150 basis points, reflecting our commitment to drive operational excellence.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

First Quarter 2016 Results

NuVasive’s financial results for the first quarter 2016 are inclusive of the completion of the acquisition of Ellipse Technologies, Inc. on February 11, 2016 and Mega Surgical on March 18, 2016. The Company’s first quarter 2016 financial performance also was impacted by the issuance of $650 million in convertible senior notes on March 16, 2016, which provided enhanced financial flexibility with a more attractive debt structure and extended maturities to 2021. The Company used the net proceeds from the notes offering to put in place a bond hedge to raise the effective conversion price of the convertible notes due 2021 to $80.00 and for repurchases of existing convertible notes due 2017. During the three months ended March 31, 2016, the Company repurchased $277 million principal amount of its convertible notes due 2017.

NuVasive reported first quarter 2016 total revenue of $215.1 million, an 11.8% increase compared to $192.4 million for the first quarter 2015. On a constant currency basis, first quarter 2016 total revenue increased 12.3% compared to the same period last year.

For the first quarter 2016, GAAP and non-GAAP gross profit was $160.9 million and $165.8 million, respectively, while GAAP and non-GAAP gross margin was 74.8% and 77.1%, respectively. These results compared to GAAP and non-GAAP gross profit of $146.7 million and GAAP and non-GAAP gross margin of 76.3% for the first quarter 2015. Total GAAP and non-GAAP operating expenses were $148.6 million and $135.5 million, respectively, for the first quarter of 2016. These results compared to GAAP and non-GAAP operating expenses of $91.2 million and $122.5 million, respectively, for the first quarter 2015.

The Company reported a GAAP net loss of $8.9 million, or $0.18 per share, for the first quarter 2016 compared to a GAAP net income of $31.6 million, or $0.61 per share, for the first quarter 2015. This decrease was primarily the result of the new convertible notes issuance and repurchases of existing convertible notes during the first quarter 2016 and the net litigation gains during the first quarter of 2015.

On a non-GAAP basis, the Company reported net income of $16.0 million, or $0.31 per share, for the first quarter 2016 compared to net income of $15.1 million, or $0.30 per share, for the first quarter 2015.

Cash, cash equivalents and short and long-term marketable securities were approximately $331.0 million at March 31, 2016.

Annual Guidance for 2016

The Company provided the following updated projections to its full year 2016 guidance, which contemplates the impact of the Ellipse Technologies and Mega Surgical acquisitions, its new convertible notes issuance and existing convertible notes repurchases, as well as expected changes in foreign currency rates:

•	Revenue of approximately $928.0 million, or approximately 14.4% growth compared to revenue of $811.1 million for 2015, which includes approximately $53 million of revenue contribution from Ellipse Technologies;

•	Non-GAAP diluted earnings per share of approximately $1.48, an increase of approximately 12.7% compared to non-GAAP diluted earnings per share of $1.31 for 2015;

•	Non-GAAP operating profit margin of approximately 15.8%, an increase of approximately 40 basis points compared to 15.4% for 2015;

•	Adjusted EBITDA margin of approximately 25.4%, an increase of approximately 20 basis points compared to 25.2% for 2015; and

•	Non-GAAP effective tax expense rate of approximately 41.0%.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

		2016 Guidance
	2015
	Actuals	Prior [1,2]	Current [1,3]
GAAP net income per share	$1.26	$1.02	$0.20
Impact of change from basic to diluted share count	0.03	0.05	—

GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.30	$1.07	$0.20
Loss on extinguishment of debt	—	—	0.34
Non-cash interest expense on convertible notes	0.31	0.32	0.38
Amortization of intangible assets	0.24	0.25	0.76
One-time and acquisition related items [4]	0.15	0.08	0.19
Non-cash purchase accounting adjustments on acquisitions [5]	—	—	0.29
Leasehold related charges	0.07	—	—
CEO transition related costs	0.07	—	—
Litigation liability	(0.82)	—	—
Tax effect of adjustments [6]	(0.01)	(0.24)	(0.69)

Non-GAAP earnings per share	$1.31	$1.48	$1.48

GAAP Weighted shares outstanding - basic	48,687	49,984	49,984

Non-GAAP Weighted shares outstanding - diluted [7]	51,110	52,616	51,335

[1]	Prior guidance provided February 11, 2016. Current guidance reflects guidance provided April 26, 2016, as updated for the anticipated impact of the Ellipse Technologies and Mega Surgical acquisitions, the convertible notes issuance (and convertible notes repurchases), as well as expected changes in currency
[2]	Effective tax expense rate of ~42% applied to GAAP earnings and ~41% applied to Non-GAAP earnings
[3]	Effective tax expense rate of ~63% applied to GAAP earnings and ~41% applied to Non-GAAP earnings
[4]	Acquisition related items include expenses associated with M&A related activity and as incurred
[5]	Purchase accounting related items include items which are GAAP related fair value adjustments which are recognized at the time of acquistion and amortized over a reasonable period of time.
[6]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~41% on a non-GAAP basis.
[7]	Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding

Reconciliation of Non-GAAP Operating Margin %

		2016 Guidance
(in thousands, except %)	2015 Actuals	Prior [1]	Current [1]
Non-GAAP Gross Margin % [A]	76.0%	76.9%	77.4%
Non-cash purchase accounting adjustments on acquisitions [2]	0.0%	0.0%	(1.6%)

GAAP Gross Margin [D]	76.0%	76.9%	75.8%

Non-GAAP Sales, Marketing & Administrative Expense [B]	56.4%	55.5%	56.0%
Leasehold related charges	0.5%	0.0%	0.0%
CEO transition related costs	0.4%	0.0%	0.0%
One-time and acquisition related items [3]	0.8%	0.4%	1.1%

GAAP Sales, Marketing & Administrative Expense [E]	58.1%	55.9%	57.2%

Non-GAAP Research & Development Expense [C]	4.3%	5.6%	5.6%
One-time and acquisition related items [3]	0.1%	0.0%	0.0%

GAAP Research & Development Expense [F]	4.4%	5.6%	5.6%

Litigation liability [G]	(5.2%)	0.0%	0.0%
Intangible asset impairment [H]	0.0%	0.0%	0.0%
Amortization of intangible assets [H]	1.5%	1.4%	4.2%

Non-GAAP Operating Margin % [A-B-C]	15.4%	15.8%	15.8%

GAAP Operating Margin % [D-E-F-G-H]	17.1%	13.8%	8.7%

[1]	Prior guidance provided February 11, 2016. Current guidance reflects guidance provided April 26, 2016, as updated for the anticipated impact of the Ellipse Technologies and Mega Surgical acquisitions, the convertible notes issuance (and convertible notes repurchases), as well as expected changes in currency
[2]	Purchase accounting related items include items which are GAAP related fair value adjustments which are recognized at the time of acquistion and amortized over a reasonable period of time.
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of EBITDA %

		2016 Guidance
(in thousands, except %)	2015 Actuals	Prior [1]	Current [1]
Net Income / (Loss)	8.2%	6.1%	1.1%
Interest (income) / expense, net	3.4%	3.5%	6.1%
Provision for income taxes	5.8%	4.4%	1.7%
Depreciation and amortization [2]	8.1%	8.0%	10.9%

EBITDA	25.4%	21.9%	19.8%
Non-cash stock based compensation	3.1%	3.0%	3.0%
One-time and acquisition related items [3]	0.9%	0.4%	1.1%
Non-cash purchase accounting adjustments on acquisitions [4]	0.0%	0.0%	1.6%
Leasehold related charges [2]	0.5%	0.0%	0.0%
CEO transition related costs [5]	0.4%	0.0%	0.0%
Litigation liability	(5.2%)	0.0%	0.0%

Adjusted EBITDA	25.2%	25.4%	25.4%

[1]	Prior guidance provided February 11, 2016. Current guidance reflects guidance provided April 26, 2016, as updated for the anticipated impact of the Ellipse Technologies and Mega Surgical acquisitions, the convertible notes issuance (and convertible notes repurchases), as well as expected changes in currency
[2]	Included in leasehold related charges are accelerated depreciation as a result of early leasehold terminations, which thereby were excluded from the depreciation line
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred
[4]	Purchase accounting related items include items which are GAAP related fair value adjustments which are recognized at the time of acquistion and amortized over a reasonable period of time.
[5]	Included in CEO related transition costs are $1.2m of stock based compensation charges, which thereby were excluded from the non-cash stock based compensation line

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, purchase accounting related charges, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges, non-cash interest expense and/or losses on convertible notes, and the impact from taxes related to these items, including those taxes that would have occurred in lieu of these items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, purchase accounting related changes, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2016 Results

GAAP Net Loss per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Earnings Per Share
GAAP net loss	$(8,886)	$(0.18)
GAAP impact of change from basic to diluted share count		0.01

GAAP net loss, adjusted to diluted Non-GAAP share count		$(0.17)

Loss on extinguishment of debt	17,444
Non-cash interest expense on convertible notes	4,310
Amortization of intangible assets	7,549
One-time and acquisition related items [1]	5,257
Non-cash purchase accounting adjustments on acquisitions [2]	4,916
Leasehold related charges	50
Tax effect of adjustments [3]	(14,595)

Adjustments to GAAP net loss	24,931	0.49

Non-GAAP earnings	$16,045	$0.31

GAAP weighted shares outstanding - basic and diluted		49,617

Non-GAAP weighted shares outstanding - diluted [4]		50,974

[1]	Acquisition related items include expenses associated with M&A related activity which are expensed as incurred.
[2]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold
[3]	The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of 40.6% on a non-GAAP basis. The result of these adjustments is a change in the quarterly effective tax rate from 29.8% to 40.6%
[4]	As non-GAAP results are net income, the non-GAAP weighted shares outstanding includes dilution related to the Company’s options, employee stock purchase plan and restricted stock units in the amount of 1,357k shares that are considered non-dilutive for the net loss under US GAAP

Reconciliation of First Quarter 2016 Results

GAAP net loss to Adjusted EBITDA

Three months ended
(in thousands, except per share data)	March 31, 2016
GAAP net loss	$(8,886)
Interest Expense/(Income), net [1]	25,588
Provision for income taxes	(3,962)
Depreciation and Amortization	20,894

EBITDA	$33,634

Non-cash stock based compensation	4,492
Leasehold realted charges	50
One-time and acquisition related items	5,257
Non-cash purchase accounting related charges [2]	4,916

Adjusted EBITDA	$48,349

As a percentage of revenue	22.5%

[1]	Included in Interest (income) / expense, net is loss on extinguishment of debt for $17.4 million.
[2]	Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the first quarter 2016. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through May 26, 2016. In addition, a telephone replay of the call will be available until May 3, 2016. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13634226.

About NuVasive

NuVasive is a global medical device company focused on transforming spine surgery by empowering surgeons with technology to approach procedures in the least disruptive way possible and restore the vitality of life for those that suffer from debilitating spinal conditions. Through its minimally invasive, procedurally-integrated solutions, the Company is expanding the boundaries of modern healthcare with technologies and surgeon training designed to provide reproducible and clinically-proven surgical outcomes that are redefining the success factors of spine surgery like never before. Addressing a variety of pathologies up and down the spine, from complex spinal deformity to degenerative spinal conditions, NuVasive’s highly differentiated solutions include access instruments, implantable hardware and increasingly expert software systems like its game-changing iGA™ surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. NuVasive believes its integrated approach and expertise can fundamentally evolve spine care by delivering improved patient experiences, and better economics for healthcare systems. With $811 million in revenues as of the end of 2015, NuVasive has an approximate 1,600 person workforce in more than 40 countries around the world. For more information on the Company, please visit www.nuvasive.com.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the first quarter 2016, as well as projections for 2016 financial guidance and longer-term financial performance goals. The numbers for the first quarter 2016 are prior to the completion of review procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2016 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
(unaudited)	2016	2015
Revenue	$215,104	$192,383
Cost of goods sold (excluding below amortization of intangible assets)	54,226	45,664

Gross profit	160,878	146,719
Operating expenses:
Sales, marketing and administrative	130,195	116,096
Research and development	10,629	9,264
Amortization of intangible assets	7,871	2,996
Litigation liability (gain)	—	(42,575)
Business transition costs	(50)	5,373

Total operating expenses	148,645	91,154
Interest and other expense, net:
Interest income	328	419
Interest expense	(8,472)	(7,126)
Loss on repurchase of convertible notes	(17,444)	—
Other income, net	50	424

Total interest and other expense, net	(25,538)	(6,283)

(Loss) income before income taxes	(13,305)	49,282
Income tax benefit (expense)	3,962	(17,885)

Consolidated net (loss) income	$(9,343)	$31,397

Add back net loss attributable to non-controlling interests	$(457)	$(163)

Net (loss) income attributable to NuVasive, Inc.	$(8,886)	$31,560

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$270,105	$192,339
Short-term marketable securities	42,495	165,423
Accounts receivable, net of allowances of $5,856 and $5,320, respectively	126,088	127,595
Inventory, net	200,711	168,140
Prepaid income taxes	44,921	40,540
Prepaid expenses and other current assets	7,844	8,790

Total current assets	692,164	702,827
Property and equipment, net	152,988	141,441
Long-term marketable securities	18,381	112,332
Intangible assets, net	266,089	85,076
Goodwill	404,307	154,281
Deferred tax assets	8,176	67,051
Restricted cash and investments	7,316	5,615
Other assets	19,698	17,404

Total assets	$1,569,119	$1,286,027

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$77,357	$60,986
Accrued payroll and related expenses	30,276	37,641
Contingent liabilities	19,497	—
Income tax liabilities	930	990

Total current liabilities	128,060	99,617
Senior convertible notes	669,398	372,920
Deferred and income tax liabilities, non-current	11,496	8,602
Non-current litigation liabilities	88,310	88,261
Other long-term liabilities	20,170	14,425
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at March 31, 2016 and December 31, 2015, 53,418,900 and 52,616,471 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	53	53
Additional paid-in capital	961,206	989,387
Accumulated other comprehensive loss	(9,079)	(12,112)
Accumulated deficit	(129,533)	(120,647)
Treasury stock at cost; 3,647,690 shares and 3,316,794 shares at March 31, 2016 and December 31, 2015, respectively	(177,814)	(161,788)

Total NuVasive, Inc. stockholders’ equity	644,833	694,893
Non-controlling interests	6,852	7,309

Total equity	$651,685	$702,202

Total liabilities and equity	$1,569,119	$1,286,027

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
(unaudited)	2016	2015
Operating activities:
Consolidated net (loss) income	$(9,343)	$31,397
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,224	16,051
Loss on repurchases of convertible notes	17,444	—
Amortization of non-cash interest	5,112	4,331
Stock-based compensation	4,492	7,611
Reserves on current assets	4,162	633
Other non-cash adjustments	3,491	6,172
Deferred income taxes	1,794	11,015
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	6,939	5,931
Inventory	(9,449)	(11,367)
Prepaid expenses and other current assets	1,303	444
Accounts payable and accrued liabilities	10,040	17,428
Accrued royalties	(19)	(47,459)
Accrued payroll and related expenses	(9,219)	(10,163)
Litigation liability	—	7,730
Income taxes	9,421	(13,731)

Net cash provided by operating activities	57,392	26,023
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	(380,674)	—
Other acquisitions and investments	(8,079)	(1,357)
Purchases of intangible assets	(1,027)	(27,389)
Purchases of property and equipment	(18,279)	(30,694)
Purchases of marketable securities	(36,096)	(71,129)
Proceeds from sales of marketable securities	253,435	105,794
Purchases of restricted investments	—	(32,616)

Net cash used in investing activities	(190,720)	(57,391)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	—	8,092
Proceeds from the issuance of common stock	444	1,403
Payment of contingent consideration	—	(514)
Purchase of treasury stock	(12,599)	(30,944)
Proceeds from issuance of convertible debt, net of issuance costs	634,140	—
Proceeds from sale of warrants	44,850	—
Purchase of convertible note hedge	(111,150)	—
Repurchases of convertible notes	(343,835)	—
Proceeds from revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Other financing activities	(1,442)	(45)

Net cash provided by (used in) financing activities	210,408	(22,008)
Effect of exchange rate changes on cash	686	(517)

Increase (decrease) in cash and cash equivalents	77,766	(53,893)
Cash and cash equivalents at beginning of period	192,339	142,387

Cash and cash equivalents at end of period	$270,105	$88,494

Investor Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

1-858-909-1940

mfarrington@nuvasive.com